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                                                                   EXHIBIT 23.03

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated June 15, 1998, relating to the financial statements of DBC Online/News Business, which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedules as of December 31, 1996 and October 28, 1997 and the period from inception (October 1, 1995) through December 31, 1995, for the year ended December 31, 1996 and for the period January 1, 1997 through October 28, 1997, listed under Item 16(b) of this Registration Statement when such schedules are read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included these schedules. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Selected Financial Data."



PricewaterhouseCoopers LLP
San Jose, California
November 25, 1998